UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 14, 2008, the Compensation and Management Succession Committee (the “Committee”) of the Board of Directors of Callaway Golf Company (the “Company”) approved the 2008 annual and long-term incentive programs discussed below for the following executive officers:

George Fellows, President and Chief Executive Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

Steven C. McCracken, Senior Executive Vice President, Chief Administrative Officer and Secretary

David A. Laverty, Senior Vice President, Operations

Thomas Yang, Senior Vice President, International

Annual Incentive Program

On January 14, 2008, the Committee approved and adopted the 2008 Senior Management Incentive Program (the “2008 Program”) under Section 12 of the Company’s Amended and Restated 2004 Incentive Plan (the “2004 Incentive Plan”). The 2008 Program provides for payment of cash performance awards to members of the Company’s senior management based upon the achievement of certain financial goals provided certain individual performance objectives are also achieved. It is intended that the payment of awards under the 2008 Program would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. A copy of the 2008 Program is attached hereto as Exhibit 10.48.

On January 14, 2008, the Committee determined that each of the Company’s executive officers would be eligible to participate in the 2008 Program. On January 14, 2008, the Committee also set the financial performance goals and other program terms for the 2008 Program. These terms include a target award for each of the executive officers, which is set forth as a percentage of base salary. The target award as a percentage of base salary for each of the executive officers for 2008 is as follows: 100% for Mr. Fellows and 55% for each of Messrs. McCracken, Holiday, Laverty, and Yang. Payment of the target award is determined by the Committee based on the Company’s achievement of targeted corporate net income and corporate sales growth and provided that the officer also achieves his individual objectives for 2008 as approved by the Committee. Mr. Yang’s award under the 2008 Program is also contingent upon the contribution to profit of the Company’s international subsidiaries. Subject to certain threshold and maximum performance limits, performance above or below the targeted levels generally results in an award above or below the targeted award. At threshold and maximum performance, respectively, each executive officer could earn a percentage of the target awards as follows: 50% and 150% of base salary for Mr. Fellows and 27.5% and 82.5% of base salary for Messrs. McCracken, Holiday, Laverty and Yang. Performance below threshold would result in no payouts and performance above the maximum would result in no additional payout.

Long-Term Incentive Program

On January 14, 2008, the Committee approved the 2008 long-term incentive awards under the 2004 Incentive Plan for the Company’s executive officers. These grants were made consistent with the Committee’s Equity Grant Guidelines which provide that the annual equity award grants shall be approved by the Committee at its first meeting in January each year and that the awards shall be effective as of the date of approval. The awards granted for 2008 consist of the grant of stock options, restricted stock units and performance cash units and were effective as of January 14, 2008. The awards granted to each of the executive officers are set forth below:

Name	No. Stock Options	No. Restricted Stock Units	No. Performance Cash Units
George Fellows	267,805	71,493	1,066,667
Steven C. McCracken	29,292	7,820	116,667
Bradley J. Holiday	29,292	7,820	116,667
David A. Laverty	29,292	7,820	116,667
Thomas Yang	29,292	7,820	116,667

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The stock options have an exercise price of $14.92 and vest over a three year period with one-third vesting on each anniversary of the date of grant. The stock options expire no later than January 14, 2018. The Form of Notice of Grant of Stock Options and Option Agreement for the executive officers is incorporated herein by this reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2007.

Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon vesting. The restricted stock units are scheduled to vest on January 14, 2011. The restricted stock unit awards provide for the accrual of dividend equivalent rights in the form of additional units but the additional units do not vest unless and until the underlying awards vest. The Form of Restricted Stock Unit Grant for the executive officers is incorporated herein by this reference to Exhibit 10.62 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2007.

The performance cash units represent the right to receive $1.00 for each unit if the Company achieves certain performance goals for the three year performance period from January 1, 2008 through December 31, 2010. The actual number of performance units earned is ultimately determined based on the degree to which the Company meets financial targets as of the end of the performance period. For the 2008-2010 performance period, the financial target metric is Return On Invested Capital, which is based on the Company’s net operating profit after tax divided by average invested capital. Subject to certain threshold and maximum performance limits, performance above or below the target level generally results in an award above or below the target award. For performance at or below threshold, the executive officer would earn 0% of the target award; for performance at maximum or above the executive could earn 200% of the target award. Percentage payout of awards would be interpolated for performance between threshold and target levels or target and maximum levels. The Form of Performance Unit Grant for the executive officers is incorporated herein by this reference to Exhibit 10.63 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 22, 2007.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
10.48	2008 Senior Management Incentive Program

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: January 18, 2008	By:	/s/ Bradley J. Holiday
Bradley J. Holiday
Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.48	2008 Senior Management Incentive Program